UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2023

EVe Mobility Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41167	98-1595236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(302) 273-0014
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	EVE.U	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	EVE	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	EVE WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Extension Approval

As previously disclosed, on June 14, 2023, EVe Mobility Acquisition Corp, a Cayman Islands exempted company (the “Company”) held an extraordinary general meeting of shareholders, at which the Company’s shareholders approved, by special resolution, the proposal to amend and restate the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must (1) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (an “initial business combination”) or (2)(i) cease its operations except for the purpose of winding up if it fails to complete such initial business combination and (ii) redeem all of the Class A ordinary shares, par value $0.0001 per share, of the Company included as part of the units sold in the Company’s initial public offering consummated on December 17, 2021, from June 17, 2023 to December 17, 2023 (the “Extended Date”) and allow the board of directors of the Company (the “Board”), without another shareholder vote, to elect to further extend the date to consummate an initial business combination after the Extended Date up to six times, by an additional month each time, upon two days’ advance notice prior to the applicable deadline, up to June 17, 2024.

On December 14, 2023, the Board approved the extension of the date by which the Company is required to complete an initial business combination until January 17, 2024 (the “First Optional Extension”). This Current Report on Form 8-K constitutes notice to the Company’s shareholders of the Board’s approval of the First Optional Extension.

Liquidation of Investment Held in the Trust Account Into Cash Held in an Interest-Bearing Demand Deposit Account

In order to mitigate the potential risks of being deemed to have been operating as an unregistered investment company for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Company has determined to instruct Continental Stock Transfer & Trust Company, the trustee with respect to the Company’s trust account (the “Trust Account”), to liquidate the U.S. government treasury obligations and money market funds held in the Trust Account on or about December 17, 2023 and to hold all funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of consummation of an initial business combination or liquidation. Interest on such demand deposit account is variable and therefore such rate of interest may decrease or increase significantly. As a result, following such liquidation, the Company may receive less interest on the funds held in the Trust Account, which would reduce the dollar amount public shareholders would receive upon any redemption or liquidation of the Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. All statements contained in this Current Report on Form 8-K other than statements of historical fact should be considered forward-looking statements, including without limitation, statements regarding interest rates and their impact on the Company’s cash held in the New Trust Account. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the Company’s ability to enter into a definitive agreement with respect to a proposed business combination within the time provided in the Company’s amended and restated memorandum and articles of association; the ability of the Company to obtain the financing necessary to consummate a potential business combination; the failure to realize the anticipated benefits of a proposed business combination, including as a result of a delay in consummating a proposed business combination; and those factors discussed in the Company’s Annual Report on Form 10-K filed with the SEC on April 14, 2023 as updated by the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2023

EVe Mobility Acquisition Corp

By:	/s/ Curtis Pierce
Name:	Curtis Pierce
Title:	Chief Financial Officer

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